Exhibit 10.2

CONFORMED COPY

Dated 4 October 2005

CONCORDIA BUS AB

CONCORDIA BUS HOLDING AB

and

THE OTHER PARTIES NAMED

ON THE SIGNATURE PAGES HERETO

SHAREHOLDERS’ AGREEMENT

CADWALADER

Cadwalader, Wickersham & Taft LLP

265 Strand

London, WC2R 1BH

Tel: +44 (0) 20 7170 8700

Fax: +44 (0) 20 7170 8600

Ref: AW/JAB

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8.9	Costs	20
8.10	Conflict with Articles of Association	20
8.11	Third Party Rights	20
8.12	Governing Law and Jurisdiction	20

SCHEDULE 1
THE MANAGERS		28

SCHEDULE 2
FORM OF DEED OF ADHERENCE		29

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SHAREHOLDERS’ AGREEMENT

THIS AGREEMENT is made on 4 October 2005

BETWEEN:

(1)                                  CONCORDIA BUS AB, a private company registered in Sweden (“Bus”);

(2)                                  CONCORDIA BUS HOLDING AB, a private company registered in Sweden (“Holding AB”);

(3)                                  The persons whose names and addresses are set out in Schedule 1 (the “Managers”); and

(4)                                  EACH OF THE OTHER PARTIES listed on the signature pages of this Shareholders’ Agreement (the “Former Subordinated Noteholders”), each having exchanged their former holdings in the EUR 160,000,000 11% Senior Subordinated Notes due 2010 issued by Bus (the “Subordinated Notes”) for Restructuring Shares (as defined below) issued by Bus.

WHEREAS:

(A)                              Bus has completed an equitisation of its Subordinated Notes (the “Restructuring”) and now wishes to issue Restructuring Shares in Bus to the Restructuring Shareholders (as defined below) and to Holding AB, those parties being signatories to a definitive restructuring agreement dated 22 July 2005 among Bus, Concordia Bus BV, Holding AB, Schøyen Gruppen AS (“Schoyen”), GS Capital Partners III, L.P., GS Capital Partners III Offshore, L.P., and Goldman, Sachs & Co. Verwaltungs GmbH (being together “Goldman Sachs”) and the other parties thereto (the “Restructuring Agreement”).

(B)           Before the Restructuring Shares may be issued to the Restructuring Shareholders and to Holding AB on behalf of Schøyen and Goldman Sachs, it was agreed, as part of the Restructuring Agreement, that those parties who so qualified would have to enter into a form of shareholders’ agreement such as this Agreement.

(C)           As part of the Restructuring, resolutions have been adopted by Bus to increase the share capital of Bus necessary to issue the Restructuring Shares, and to amend Bus’ Articles of Association.

(D)          As a result of the Restructuring, the indirect shareholdings of Schoyen and Goldman Sachs in the Group will be held via their joint shareholdings in Holding AB.

(E)           As outlined in the Restructuring Agreement, a management incentive plan was adopted as of the date of the Restructuring Agreement whereby share options were issued to the Managers over 5% of Bus’ enlarged equity, post Restructuring (the “Management Incentive Plan”). The exercise of the options by the Managers will result in the issuance of new ordinary shares of Bus, which will be fully fungible with the Restructuring Shares, be of the same class, and which will dilute, pro rata, the Restructuring Shares of the Shareholders, respectively.

(F)                                 Bus and the other parties hereto desire to enter into this Agreement to provide certain rights and obligations among them, as contemplated by the Restructuring.

NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions contained herein, and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1                                         DEFINITIONS AND INTERPRETATION

1.1                                 Definitions

For the purpose of this Agreement, the following terms shall have the meanings specified in this Clause 1. Capitalised terms not defined herein in this Agreement shall refer to terms defined in the Restructuring Agreement, unless the context otherwise requires.

“Affiliate” means any Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Person specified. For the purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten per cent. (10%) or more of the voting rights of another Person shall be deemed to control that Person.

“Articles of Association” means the articles of association of Bus as amended from time to time.

“Bus” means Concordia Bus AB, a company incorporated under the laws of the Kingdom of Sweden under number 556576-4569 and having its registered office in the municipality of Stockholm, Sweden.

“Business Day” means any day (other than a day which is a Saturday or Sunday) on which banks are open for business in England and Wales, Sweden or Norway.

“Fair Market Value” means, in respect of any purchase of Shares by Bus pursuant to Clause 6.6, the fair market value of such Shares (on a fully diluted basis), as agreed by Bus and the relevant Manager, and in default of such agreement, the fair market value of such Shares (on a fully diluted basis) as determined by the auditors of Bus on the basis of an arm’s length transaction between a willing seller and a willing buyer and taking no account that the Shares in question may constitute a minority holding or may be subject to restrictions on transfer.

“General Meeting” means the general meeting of all holders of Shares.

“Group” shall mean Bus and its subsidiaries.

“Holding AB” shall mean Concordia Bus Holding AB, a company incorporated under the laws of the Kingdom of Sweden under number 556574-8240 and having its registered office in the municipality of Stockholm, Sweden.

“Permitted Transferees” has the meaning set forth in Clause 6.1.5 hereof.

“Person” means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organisation, trust, union or association.

“Restructuring Shareholders” means, collectively, the Former Subordinated Noteholders and Holding AB.

“Restructuring Shares” means the shares in Bus to be issued to the Restructuring Shareholders and to Holding AB following the increase in Bus’ authorised share capital and completion of the Restructuring.

“SEC” means the United States Securities and Exchange Commission, as from time to time constituted, created under the United States Securities Exchange Act 1934.

“SEK” means the lawful currency of Sweden from time to time.

“Shareholders” means, collectively, the Restructuring Shareholders, the Managers once issued with share options pursuant to the Management Incentive Plan, any other holders of Shares and the Transferees of Shares whether from another Shareholder or from Bus, who are required to agree to be bound by the terms and conditions of this Agreement. The term “Shareholder” means any one of the Shareholders and, in the case of a Shareholder who is a natural person, the term Shareholder shall also include such Shareholder’s legal representatives, executors or administrators when the context so requires.

“Shares” means, collectively, Restructuring Shares, ordinary shares issued pursuant to the Management Incentive Plan, and any other ordinary shares issued from time to time by Bus in accordance with this Agreement.

“Subsidiary” has the meaning given to it in Clause 736 of the Companies Act 1985 (as amended by Clause 144 of the Companies Act 1989).

“Transferee” has the meaning set forth in Clause 6.1.2.

1.2                                 Interpretation

1.2.1        References in this Agreement to any agreement or other document shall be deemed also to refer to such agreement or other document as amended, modified, varied or novated from time to time.

1.2.2        The headings, sub-headings and contents pages in this Agreement are for ease of reference only and shall not affect its interpretation. References in this Agreement to Clauses, Schedules and Exhibits shall, unless the context otherwise requires, be references to Clauses of, and Schedules and Exhibits to, this Agreement.

1.2.3        Words denoting the singular number only shall include the plural number also and vice versa; words denoting one gender only shall include the other genders and words denoting persons only shall include firms and corporations and vice versa.

1.2.4        References in this Agreement to any statutory provision shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

1.2.5        The provisions in this Agreement are valid to the fullest extent as permitted by applicable local law.

2                                         CONDITIONALITY

Upon executing the Restructuring Agreement, Restructuring Shareholders owning or controlling Restructuring Shares are bound to enter into this Agreement and no party will receive Restructuring Shares until such time as they have signed this Agreement. Similarly, no party will receive Shares until such time as they have signed this Agreement and the Restructuring Agreement.

3                                         REPRESENTATIONS AND WARRANTIES

3.1           Bus

Bus hereby represents and warrants to the Shareholders as follows:

3.1.1        Organisation

Bus is a corporation duly organised and validly existing as a corporation under the laws of Sweden.

3.1.2        Due Authorisation

The execution and delivery of this Agreement, the compliance by Bus with all the provisions hereof and of the Articles of Association and the consummation of each of the transactions contemplated herein: (i) are within the corporate powers and authority of Bus and (ii) have been duly authorised by all requisite corporate proceedings on the part of Bus. This Agreement is and adoption by Bus of the revised Articles of Association will be, valid and legally binding obligations of Bus enforceable in accordance with their respective terms subject to applicable bankruptcy, reorganisation, insolvency, moratorium and other laws affecting creditors’ rights generally and, as to enforceability, general equitable principles.

3.1.3        Capitalisation

As of the date of this Agreement, the total number of Shares which Bus will issue pursuant to its Articles of Association shall be 120,000 Shares of SEK 100 each, of which 120,000 will be issued and outstanding. As of the date of this Agreement, except for any Shares which may be issued pursuant to the terms of the Management Incentive Plan, Bus will not have outstanding any securities convertible into, or exchangeable for, any shares of Bus and (except pursuant to this Agreement) no Person will have any right against Bus to subscribe for or to purchase, or any options for the purchase of, or any agreements providing for the issue of any Shares or any shares or securities convertible into shares of Bus.

3.2                                 Former Subordinated Noteholders

3.2.1        Each Former Subordinated Noteholder and, if applicable, the duly authorised attorney acting on its behalf, hereby severally, and not jointly, represents and warrants to Bus and the other parties hereto with respect to itself and the Restructuring Shares to be acquired pursuant to this Agreement, and not with respect to any other former or current owner of the Subordinated Notes who is not otherwise a signatory to the Restructuring Agreement, or in respect of any other Restructuring Shares that it has all requisite power, authority and, if applicable, legal capacity to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding agreement of the Former Subordinated Noteholder, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganisation, insolvency, moratorium and other laws affecting creditors’ rights generally and, as to enforceability, general equitable principles.

3.2.2        Each Former Subordinated Noteholder will use the rights and powers available to it as a shareholder of Bus to secure that neither Bus nor any of its subsidiaries at the date of this Agreement will seek to recover any payment made to any Affiliate of Goldman Sachs or Schoyen in connection with the Restructuring.

3.2.3        References in this Agreement to any Former Subordinated Notes being “held by” a Former Subordinated Noteholder include a reference to the Former Subordinated Noteholder being entitled to enter into legally binding contractual commitments on behalf of the Person who is at the date of this Agreement the beneficial owner of the Former Subordinated Notes and references, however expressed, to any “Former Subordinated Noteholder”, “it”, “the holder”, and “its Former Subordinated Notes”, shall include references to, respectively, the relevant beneficial owner and to the Former Subordinated Notes owned by that Person.

3.3           Holding AB

Holding AB and, if applicable, the duly authorised attorney acting on its behalf, hereby represents and warrants to Bus and the other Shareholders with respect to itself and the Restructuring Shares to be acquired pursuant to this Agreement, and not with respect to any other former or current owner of the Subordinated Notes who is not otherwise a signatory to the Restructuring Agreement, or in respect of any other Restructuring Shares, that it has all requisite power, authority and, if applicable, legal capacity to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by this Agreement. This Agreement is a valid and legally binding agreement of Holding AB, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganisation, insolvency, moratorium and other laws affecting creditors’ rights generally and, as to enforceability, general equitable principles.

3.4                                 The Managers

Each Manager hereby severally, and not jointly, represents and warrants to Bus and the other Shareholders with respect to itself and the share options which may be issued to such Manager pursuant to the Management Incentive Plan, and not with respect to any other Manager or any Shares that it has full power and authority to execute and deliver, to perform its obligations under and to consummate the transactions contemplated by this Agreement and by the Management Incentive Plan. This Agreement is a valid and legally binding agreement of such Manager, enforceable against such Manager in accordance with its terms, subject to applicable bankruptcy, reorganisation, insolvency, moratorium and other laws affecting creditors’ rights generally and, as to enforceability, general equitable principles.

4                                         DIRECTORS

4.1                                 Board of Directors

4.1.1        The initial board of directors (the “Board”) shall be constituted as outlined in the Restructuring Agreement as of the closing of the Restructuring. Thereafter, the Board shall be constituted as prescribed by the terms of this Clause 4, the Articles of Association and by Swedish law.

4.1.2        An ordinary resolution of the General Meeting shall be required to appoint, suspend or remove directors. Directors are elected annually at the Annual General Meeting of Shareholders of the period until the end of the next Annual General Meeting of Shareholders.

4.1.3        Notice of any appointment, suspension or dismissal required under Clause 4.1.1 shall be given to Bus at its registered office, where it shall be available for inspection by Shareholders.

4.2                                 Quorum; Board Action

4.2.1        The quorum for meetings of the board of directors (the “Board”) will be two directors present at the start and throughout the whole of the meeting provided that if within half an hour from the time appointed for the meeting a quorum is not present the meeting will stand adjourned to the same day in the next week at the same time and place and the director or directors then present will form a quorum.

4.2.2        The Shareholders shall take all action reasonably necessary to cause a quorum to be present at every meeting of the Board, provided that all advance notice provisions with respect to such meeting have been complied with or duly waived. Any proposal to be acted upon by the Board shall require the approval of the majority of the directors present at a meeting at which a quorum is present.

4.3                                 Remuneration of Directors and Reimbursement of Certain Expenses

4.3.1        Bus shall pay to each of the directors who are not officers or employees of Bus or of any of their subsidiaries a director’s fee of EUR 25,000 per annum.

4.3.2        Bus shall, from time to time upon request, promptly reimburse the directors for the reasonable out-of-pocket expenses incurred by each of them in connection with their attendance at meetings of the Board (including committees thereof, if any) and any other activities undertaken by any of them in their capacity as directors as the case may be. The foregoing shall be in addition to, and not in lieu of, any indemnification or reimbursement obligations of Bus towards the directors set out in Clause 4.4 below and/or under the Articles of Association or the constitutional documents of Bus’ subsidiaries.

4.4                                 Indemnification and Insurance

4.4.1        To the extent commercially available, Bus shall at all times maintain directors’ and officers’ liability insurance for each director of Bus of a character usually insured by corporations engaged in the same or similar business in the amounts customarily insured against by such corporations.

4.4.2        Each director shall be entitled to indemnification by Bus for, and exculpation by Bus with respect to, any liability or claim incurred by him or asserted against him in his capacity as Shareholder or otherwise arising out of or relating to any act or omission by him relating to Bus.

5                                         VOTING

5.1                                 Voting Rights

Every Shareholder holding one or more Shares, who (being an individual) is present in person or by proxy or (being a corporation) is present by a duly authorised representative or by proxy, shall have one vote for each Share of which he is the holder.

5.2                                 Agreement to Vote

Each of the Shareholders agrees to vote, in person or by proxy, all Shares owned by such Shareholder, at any annual or special meeting of Shareholders of Bus called for the purpose of voting on the election of directors or by consensual action of Shareholders without a meeting with respect to the election of directors, in favour of the election of the directors nominated in accordance with Clause 4.1 above. Each Shareholder shall vote the Shares owned by such Shareholder and shall take all other actions necessary to ensure that the Articles of Association do not at any time conflict with the provisions of this Agreement.

6                                         TRANSFER OF SHARES

6.1                                 Restrictions on Transfers

6.1.1        Each Shareholder, severally and not jointly, agrees and acknowledges that it will not, directly or indirectly, offer, sell, assign, pledge, encumber or otherwise transfer any Shares or solicit any offers to purchase or otherwise acquire or make a pledge of any Shares unless such offer, sale, assignment, pledge, encumbrance or other transfer complies with the provisions of this Agreement.

6.1.2                        No Shareholder shall sell, assign, pledge, encumber or otherwise transfer any Shares to any Person (regardless of the manner in which such Shareholder initially acquired such Shares) nor shall Bus issue, sell or otherwise transfer any Shares to any Person (all Persons acquiring Shares from a Shareholder or from Bus, regardless of the method of transfer, shall be referred to collectively as “Transferees” and individually as a “Transferee”) unless such Transferee (including any Permitted Transferee) shall have executed and delivered to Bus, as a condition precedent to any acquisition of Shares, a Deed of Adherence in the form set out in Schedule 2 confirming that such Transferee takes such Shares subject to all the terms and conditions of this Agreement, and agrees to be bound by the terms of this Agreement.

6.1.3                        Any transfer or attempted transfer of any Shares in violation of this Section 6.1 or with any other Section of this Agreement shall be null and void and of no effect, and Bus shall not give effect to such transfer nor record such transfer on its share register or treat any purported Transferee of such Shares as the owner of such Shares for any purpose.

6.1.4                        Except in accordance with Clause 6.1.2 hereof, no Shareholder shall grant any proxy or enter into or agree to be bound by any voting trust with respect to any Shares, nor shall any Shareholder enter into any shareholder agreements or arrangements of any kind with any Person with respect to any Shares, inconsistent with the provisions of this Agreement (whether or not such agreements and arrangements are with other Shareholders or holders of Shares who are not parties to this Agreement), including but not limited to, agreements or arrangements with respect to the acquisition, disposition or voting of Shares, nor shall any Shareholder act, for any reason, as a member of a group or in concert with any other Persons (other than Permitted Transferees) in connection with the acquisition, disposition or voting of Shares in any manner which is inconsistent with the provisions of this Agreement.

6.1.5                        None of the restrictions contained in this Agreement with respect to transfers of Shares (other than those set forth in Clause 6.1.1, 6.1.2 and 6.5) shall apply to:

(a)                                  any transfer or assignment (for consideration or as a gift) by any Shareholder who is an individual to any spouse, child or grandchild of such Shareholder, or by any of such relatives to such Shareholder or to any one or more of such relatives, or by any Shareholder or any such relatives to a trust of which there are no principal beneficiaries other than the Shareholder and/or one or more of such relatives;

(b)                                 any transfer to a legal representative in the event any Shareholder becomes mentally incompetent;

(c)                                  any transfer by will or the laws of descent;

(d)                                 with respect to a Shareholder which is a corporation or partnership, any transfer by such Shareholder to any Affiliate thereof, provided, however, if any such Affiliate which is a Transferee ceases to be an Affiliate of such Shareholder, such Transferee shall transfer its Shares to the original Shareholder or a Permitted Transferee of such original Shareholder;

(e)                                  bona fide pledges of Shares by a Manager to Bus, a bank or other financial institution in order to secure indebtedness for borrowed money incurred by such Manager in order to finance or refinance the purchase of Shares or to pay taxes related to the sale of such Shares by such Manager;

(f)                                    with respect to any Shareholder which is a limited partnership, the partners, or a liquidating trust for the benefit of the partners, of such Shareholder in accordance with the provisions of the limited partnership agreement governing such Shareholder as then in effect;

(g)                                 a transfer by Holding AB to any of its direct or indirect shareholders or to or among any investment fund sponsored by it or any of its Affiliates; or

(h)                                 a transfer to any Person, who, alone or in concert with other Persons, acquired an interest in the Restructuring Shares after the Restructuring and is able to control a majority of the votes attached to the Restructuring Shares issued to the Shareholders pursuant to the Restructuring, on the condition that such transfer be on the same terms and conditions as the interest that was acquired by such Person(s);

(i)                                     nothing in this Clause 6 will prevent Goldman Sachs or Schoyen from selling any Shares in Bus following the establishment of a listing or dealing facility relating to its Shares;

(j)                                     provided, that in each of Clauses (a) to (h) each Transferee, donee, distributee or pledgee (a “Permitted Transferee”) agrees to take subject to and to comply with the provisions of Clause 6.1.2. For the purposes hereof, the Permitted Transferees of a Shareholder shall include the Permitted Transferees of such Shareholder’s Permitted Transferees.

6.2                                 Tag-Along Rights

6.2.1        Subject to clause 6.4 below, in the event that any Shareholder or any group of Shareholders acting together or pursuant to common plan or arrangement (each a “Proposing Shareholder”) proposes, pursuant to a single transaction or series of related transactions, to sell or otherwise transfer (a “Disposition”) Shares representing a majority of the total number of Shares then outstanding (the “Relevant Shares”) to a party (a “Purchaser”), the Proposing Shareholder(s) shall provide notice of such Disposition (a “Proposal Notice”) to each of the other Shareholders who hold Shares which are the subject of such Disposition and who are either signatories to this Agreement or the successors to those signatories and who have executed a Deed of Adherence in the form set out in Schedule 2. Such Proposal Notice shall be provided no later than ten (10) days prior to the proposed closing of such Disposition, and each of such other Shareholders shall have the right (a “Tag-Along Right”) to sell all of his Shares to the Purchaser on the same terms and conditions as those set out in the Proposal Notice, provided that if the Purchaser is unwilling to purchase the total number of Shares on offer, including both the Relevant Shares and the Shares offered by those electing to exercise their Tag-Along Right, each of such other Shareholders shall have the right to require the Proposing Shareholders to reduce the number of Relevant Shares to be sold by them and have the Purchaser purchase from the Shareholders electing to exercise a Tag-Along Right, upon the same terms and conditions applicable to the Proposing Shareholders, that number of Relevant Shares derived by multiplying the total number of Relevant Shares to be purchased by the electing Shareholder’s fractional interest, rounded up to the nearest whole number.

6.2.2        For purposes of this Clause 6.2, the term fractional interest means (a) the sum of the total number of Relevant Shares then owned by the electing Shareholder, divided by (b) the sum of the total number of Relevant Shares then owned by all electing Shareholders and the Proposing Shareholders. Each electing Shareholder shall give written notice of its election to the Proposing Shareholders no later than five (5) days after its receipt of a Proposal Notice. Notwithstanding the foregoing, no Tag-Along Right shall arise with respect to a sale of Shares pursuant to a underwritten public offering of Shares.

6.2.3        If any of such other Shareholders is not given the rights accorded him by the provisions of this Clause 6.2, the Proposing Shareholders shall be required not to complete their sale and Bus shall be bound to refuse to register any transfer intended to carry such a sale into effect.

6.3                                 Bring-Along Right

6.3.1        Subject to clause 6.4 below, if one or more of the Shareholders (the “Proposing Shareholder(s)”) propose to effect a sale of not less than a majority of the outstanding Shares (other than pursuant to an underwritten public offering) the Proposing Shareholders shall have the right (the “Bring- Along Right”), exercisable upon 10 (ten) days’ prior written notice to the other Shareholders, to require the other Shareholders to sell all their Shares to such third party upon the same terms and conditions as the Proposing Shareholders propose to sell their Shares.

6.3.2        If any other Shareholder shall not, within five Business Days of being required to do so, execute and deliver transfers in respect of the Shares held by him and deliver the certificate(s) in respect of the same (or a suitable indemnity in lieu thereof), then any Proposing Shareholder shall be entitled to execute, and shall be entitled to authorise and instruct such person as he thinks fit to execute, the necessary transfer(s) and indemnities on the other Shareholder’s behalf and, against receipt by Bus (on trust for such Shareholder) of the consideration payable for the relevant Shares, deliver such transfer(s) and certificate(s) or indemnities to the Purchaser (or his nominee) and register such Purchaser (or his nominee) as the holder thereof. After such registration, the validity of such proceedings shall not be questioned by any person.

6.4                                 Restriction on Tag-Along and Bring-Along Rights

Notwithstanding Clauses 6.2 and 6.3 above, Proposing Shareholders only have the benefit of a Tag-Along Right or Bring-Along Right if the proposed transfer of Shares (a) is to a third party not affiliated with such Proposing Shareholder(s), (b) involves the sale of a majority or more of the Shares then outstanding, (c) involves the transfer of the day to day control of Bus to such third party, and (d) is on the most favourable terms on which the third party purchased such Shares.

6.5                                 Merger Transactions

Notwithstanding any other provision of this Agreement to the contrary, Bus may enter into an agreement to consolidate with or merge with or into any other corporation if such agreement is approved by the Board in accordance with Clause 4.2 and by the requisite vote of the holders of Shares in accordance with the requirements of the Articles of Association and/or any applicable local law. In such event, Clauses 6.2 and 6.3 of this Agreement shall not be applicable and all Shares may be transferred pursuant to such merger or consolidation for such consideration as is so approved by the Board and the requisite holders of Shares.

6.6                                 Purchase and Sale Options on Shares held by Managers

6.6.1        In the event that a Manager either (i) ceases to be a director, officer or employee of Bus or any of its subsidiaries on account of his or her death, or his or her retirement or disability in accordance with Bus’ policy with respect thereto or (ii) terminates his or her directorship, holding of office or employment with Bus or any of its subsidiaries for Good Reason (as defined below) or such directorship, holding of office or employment with Bus or any of its subsidiaries is terminated by Bus (or its applicable subsidiaries) without Cause (as defined below), each existing Shareholder shall have the right, at its option, for a period of 60 days from the date of termination, to elect to purchase that number or amount of Shares held by such Manager and his Permitted Transferees, including Shares acquired pursuant to the Management Incentive Plan (the “Manager Shares”) derived by multiplying the total number of such Manager Shares by the electing Shareholder’s fractional interest (fractional interest having the meaning set out in Clause 7.2.2 below) and if such election is timely made such Manager and his Permitted Transferees shall be required to sell to such Shareholder(s), in the relevant proportions, all (but not less than all) of the Manager Shares. The purchase price of the Manager Shares purchased pursuant to this Clause 6.6.1 shall be the Fair Market Value of such Manager Shares as at the date on which the Manager’s directorship, holding of office or employment is terminated.

6.6.2        In the event that a Manager terminates his or her directorship, holding of office or employment with Bus or any of its subsidiaries without Good Reason or such Manager’s directorship, holding of office or employment with Bus or any of its subsidiaries is terminated by Bus (or its applicable subsidiaries) for Cause (as defined below), each existing Shareholder shall have the right, at its option, for a period of 60 days from the date of termination, to elect to purchase that number or amount of the Manager Shares derived by multiplying the total number of such Manager Shares by the electing Shareholder’s fractional interest (fractional interest having the meaning set out in Clause 7.2.2 below) and if such election is timely made such Manager and his Permitted Transferees shall be required to sell to such Shareholder(s), in the relevant proportions, all (but not less than all) of the Manager Shares. The purchase price of Shares purchased pursuant to this Clause 6.6.2 shall be the lower of (i) ninety per cent. (90%) of the Fair Market Value of such Manager Shares as at the date on which the Manager’s directorship, holding of office or employment is terminated and (ii) the purchase price paid by such Manager for such Manager Shares or, if such Manager Shares were purchased pursuant to the exercise of an option, the exercise price thereof.

6.6.3        If a Shareholder desires to purchase Shares from a Manager (or his estate) and his Permitted Transferees pursuant to Clauses 6.6.1 or 6.6.2, each electing Shareholder shall, within the applicable period referred to in such Clauses, send written notice thereof to such Manager (or his estate) and his Permitted Transferees (the “Call Notice”). The closing of any purchase of Manager Shares pursuant to Clauses 6.6.1 or 6.6.2 shall take place at the principal offices of Bus no later than the fifth Business Day following the determination of the Fair Market Value of such Manager Shares.

6.6.4        For the purposes of this Agreement, Bus or a subsidiary of Bus shall have Cause to terminate the directorship, holding of office or employment of a Manager upon such Manager’s (a) commission of an act or acts of personal dishonesty intended to result in the personal enrichment of such Manager which is detrimental to Bus or any of its subsidiaries, (b) breaches by the Manager of his duties as an employee of Bus and/or its subsidiaries which are demonstrably wilful and deliberate on the Manager’s part and which are not remedied in a reasonable period of time following receipt of written notice thereof from Bus and (c) conviction for, or pleading guilty to, any criminal offence involving moral turpitude.

6.6.5        For the purposes of this Agreement, a Manager shall have Good Reason to terminate his directorship, holding of office or employment with Bus or a subsidiary of Bus upon (a) the assignment to the Manager, without his prior consent, of any duties inconsistent in any material respect with such Manager’s position (including status, offices, titles and reporting requirements), authority, duties or responsibilities from time to time with Bus and its subsidiaries, (b) any failure by Bus or a subsidiary of Bus to pay such Manager his then applicable compensation (other than an isolated, immaterial and inadvertent failure not occurring in bad faith and which is promptly remedied after the receipt of notice of such failure and other than in connection with a reduction in compensation applicable to all or substantially all officers and senior employees), (c) any material reduction by Bus or a subsidiary in the benefits provided to such Manager which reduction is not applicable to other employees of similar status of Bus and its subsidiaries, and (d) a relocation of such Manager’s place of employment without the prior written consent of such Manager.

7                                         ADDITIONAL AGREEMENTS

7.1                                 Reporting to the SEC and Provision of Financial Information to Shareholders

7.1.1                        Bus agrees to continue to operate as an SEC reporting company in accordance with its current practice and thereby agrees to provide to the SEC the following financial and business information relating to Bus and its subsidiaries:

(a)                                  within 120 days after the end of Bus’ fiscal year, all annual financial information that would be required in a filing with the SEC on Form 20-F if it were required to file that form (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in relation to annual financial statements, a report thereon by Bus’ auditors or other independent certified independent accountants);

(b)                                 within the time period specified in the SEC’s rules and regulations, all quarterly financial information that would be required to be contained in a filing with the SEC on Form 10-Q if Bus were required to file such form (including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations”) ; and

(c)                                  all current reports that would be required to be furnished to the SEC on Form 6-K if Bus were required to furnish such reports.

7.1.2        Whether or not required by the SEC, Bus shall file a copy of all of the information and reports referred to in clause 7.1.1 with the SEC for public availability within the time periods specified in the SEC’s rules and regulations (unless the SEC will not accept such a filing).

7.1.3        Bus shall also entitle the Shareholders to receive all financial information regarding the Group or any part of it which is supplied to other shareholders or to any creditor of any member of the Group at the same time as it is supplied to the relevant Shareholder or creditor of Bus.

7.2                                 Pre-emptive Rights

7.2.1        In the event that Bus or any Subsidiary of Bus proposes to sell or otherwise issue Shares or other equity securities of Bus or any Subsidiary of Bus (collectively, “Equity Shares”), any warrants, options or rights to acquire Equity Shares or securities convertible into or exchangeable for Equity Shares (collectively, “Convertible Securities”), each holder of Shares shall be given a pre-emptive written offer open for at least 15 days to subscribe for or purchase, in priority to any other Person, that number or amount of such new Equity Shares or Convertible Securities derived by multiplying the total number of such Equity Shares or Convertible Securities by the electing Shareholder’s fractional interest, at the price and upon substantially the same terms and conditions applicable to the Shares.

7.2.2        For the purpose of this Clause 7.2. the term fractional interest means (a) the sum of the total number of Shares then owned by the electing Shareholder divided by (b) the sum of the total number of Shares then owned by all the Shareholders. No such Equity Shares or Convertible Securities shall be issued by Bus or any Subsidiary of Bus to any Person unless Bus has first offered such Equity Shares or Convertible Securities to the Shareholders in

accordance with this Clause 7.2. This Clause 7.2 shall not apply to (i) the sale or issue of Equity Shares or Convertible Securities pursuant to any employee share option plan (including, without limitation, the Management Incentive Plan), share purchase plan, employee benefit plan, employment contract or any similar benefit or incentive programme or agreement, where the primary purpose of such plan, programme or agreement is not to raise capital for Bus, (ii) the issue of Equity Shares or Convertible Securities pursuant to any merger transaction involving Bus or any Subsidiary of Bus or as direct consideration for the acquisition by Bus or any Subsidiary of Bus of non- financial assets or another business entity, (iii) any issue of Equity Shares pursuant to the exercise or conversion of outstanding Convertible Securities and (iv) any issue of any Equity Shares or Convertible Securities as “equity kickers” in connection with the issue of any debt instrument.

7.3                                 Non-competition

Schøyen agrees that for so long as it or any of its Permitted Transferees is a Shareholder, and for two (2) years after it or any of its Permitted Transferees ceases to be a Shareholder, neither it nor any of its Affiliates shall, directly or indirectly, own an interest in, manage, operate, join, control, lend money or render financial or other assistance to or participate in or be connected with, as an officer, employee, partner, shareholder, consultant or otherwise, any Person that competes with Bus. For the purposes of this Clause 7.3, a Person shall be deemed to compete with Bus if it is engaged in, or proposes to engage in, any line of business in which Bus or any of its subsidiaries is engaged in either Sweden, Norway or Finland.

7.4                                 Effect of Management Incentive Plan

Bus shall ensure that the Management Incentive Plan dilutes all Shareholders equally.

7.5                                 Distributions of Capital or Profits

Bus shall prevent any distribution of capital or profits by a member of the Group except to its 100% holding company or to all holders of Restructuring Shares in proportion to their holdings or Restructuring Shares and on identical terms.

8                                         MISCELLANEOUS

8.1                                 Amendment; Termination

8.1.1                        No variation to this Agreement shall be effective unless made in writing and signed by the Shareholders representing 75% or more of the issued Shares.

8.1.2                        Subject to Section 8.1.1 above, this Agreement terminates immediately upon the occurrence of any of the following events from the date of this Agreement:

(a)                                  a resolution is passed for the winding up of Bus;

(b)                                 a receiver, administrator or administrative receiver is appointed over the whole or any part of the assets of Bus or the affairs, business and property of Bus is to be managed by a supervisor under any arrangement made with the creditors of Bus;

(c)                                  immediately prior to the consummation of a primary or secondary sale of the Shares to the public pursuant to an underwritten public offering, as a result of the offering, the public (including for this purpose, all purchasers in the underwriting irrespective of any relationship with Bus) owns twenty per cent. (20%) or more of the Shares then issued and outstanding; or

(d)                                 with regard to any Shareholder (in its capacity as shareholder) ceasing to be a Shareholder in Bus, upon the date on which such Shareholder ceases to hold any Shares but shall remain in full force and effect with regard to the remaining parties to this Agreement and with regard to such Shareholder in any other capacity (if appropriate).

8.1.3                        Termination of this Agreement shall be without prejudice to the rights of any Shareholder accrued prior to such termination, or under any provision which is expressly stated not to be affected by such termination including in respect of any prior breach of this agreement and provided further that the provisions of Clauses 6.2, 6.3, 6.4 and 7.3 shall remain in full force and effect notwithstanding a termination of this Agreement pursuant to the foregoing.

8.2                                 Notices

Any notices to be given by any party pursuant to this Agreement shall be in writing and shall be sufficiently served if sent by prepaid post, by facsimile transmission or by telex and shall be deemed to be given (in the case of facsimile transmission or telex) when received in legible form or (in the case of post) two (2) Business Days in the case of inland post and four (4) Business Days in the case of overseas airmail post after dispatch and shall be sent:

(a)                                  in the case of Bus to:

c/o Solna Strandvag 78

SE – 171 Solna

Sweden

Telephone: +46 8 546 300 00

Facsimilie: +46 8 546 300 55

Attention: Per Skargard

With copies to:

Freshfields Bruckhaus Deringer

65 Fleet Street

London EC4Y 1HS

United Kingdom

Telephone: +44 (0) 20 7936 4000

Facsimilie: +44 (0) 20 7832 7001

Attention: Peter Bloxham

(b)           If to (i) one or more particular Former Subordinated Noteholder, to its address listed on the signature pages hereto, or (ii) to all the Shareholders:

The Former Subordinated Noteholders of Concordia Bus AB

c/o Cadwalader, Wickersham & Taft LLP

265 Strand

London WC2R 1BH

Telephone: +44 (0) 20 7170 8700

Facsimile: +44 (0) 20 7170 8600

Attention: Andrew Wilkinson, Justin Bickle

(c)           in the case of Holding AB to:

c/o Solna Strandväg 78

SE – 171 Solna

Sweden

Telephone: + 46 8 546 300 00

Facsimile: + 46 8 546 300 55

Attention: Steven Sher/Frode Larsen

with copies to:

Milbank, Tweed, Hadley & McCloy LLP

Dashwood House

69 Old Broad Street

London EC2M 1QS

Telephone: +44 (0) 20 7448 3000

Facsimile: +44 (0) 20 7448 3029

Attention: Timothy Emmerson

(d)           in the case of the Managers, to the respective addresses set forth in Schedule 1, or to such other address or facsimile number or for the attention of such other person as may from time to time be notified by any party to the other parties by written notice in accordance with the provisions of this Clause 8.2.

8.3                                 Binding Effect; Assignment

8.3.1        This Agreement supersedes all prior negotiations, statements and agreements of the parties hereto with respect to the subject matter of this Agreement, and shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. If any Transferee of any Shareholder shall acquire any Shares in any manner, whether by operation of law or otherwise, such Shares shall be held subject to all of the terms of this Agreement, and by taking and holding such Shares such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, provided, however, that Shares which have been distributed in a public offering shall no longer be subject to this Agreement.

8.3.2        Except for any of the Shareholders who may transfer their rights and obligations hereunder, no assignment or transfer of this Agreement or of any rights or obligations hereunder may be made by any of the parties hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

8.4                                 No Partnership

Nothing in this Agreement shall create a partnership or establish a relationship of principal and agent or any other fiduciary relationship between or among any of the parties.

8.5                                 Complete Agreement

This Agreement and the relevant provisions of the Restructuring Agreement represent the entire agreement among the Shareholders and Bus with respect to the matters set forth herein, and the parties hereto acknowledge that there have been no representations, warranties, covenants or agreements made by any party hereto other than those contained in this Agreement or the Restructuring Agreement.

8.6                                 Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favouring or disfavouring any party by virtue of the authorship of any of the provisions of this Agreement. The word “including” shall mean including without limitation. The parties intend that each representation and warranty contained herein shall have independent significance. If any party has breached any representation or warranty contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached shall not detract from or mitigate the fact that the party is in breach of the first representation or warranty.

8.7                                 Counterparts

8.7.1                        This Agreement may be executed in counterparts, each of which shall be signed by Bus and one or more Shareholders, and all of which are deemed to be one and the same agreement binding upon Bus and each of the Shareholders.

8.7.2                        Transmission by fax of an executed counterpart of this Agreement shall be deemed to constitute due and sufficient delivery of such counterpart.

8.8           Severability

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

8.9           Costs

8.9.1        Save as set out in clause 8.9.2 below, each of the parties hereto will bear its own legal, accountancy and other costs, charges and expenses connected with the negotiation, preparation and implementation of this Agreement and any other agreement incidental to or referred to in this Agreement.

8.9.2        All proper and reasonable legal, accounting and other costs, charges and expenses incurred by the Shareholders in connection with the negotiation, preparation and implementation of this Agreement will be borne by Bus subject to receipt by Bus of evidence of payment. At or around the time of the closing of the Restructuring, Bus agrees to procure the payment of any stamp duty and capital transfer taxes incurred by any of the Shareholders or their shareholders or Affiliates in connection with the purchase and issue of Shares under this Agreement.

8.10         Conflict with Articles of Association

8.10.1      If and to the extent that any provision of this Agreement conflicts with or is inconsistent with any provision of the Articles of Association, such provision of this Agreement shall be controlling and, to the extent practicable, the Shareholders shall take all necessary steps to ensure that the conflicting or inconsistent provision of the Articles of Association are construed in a manner consistent with such provision of this Agreement.

8.10.2      To the extent that any of the provisions contained in this Agreement are additional to the provisions contained in the Articles of Association the Shareholders agree to do all such things and take all such actions to procure that the provisions of this Agreement are put into effect.

8.11         Third Party Rights

A person who is not a party to this agreement has no rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of the agreement.

8.12         Governing Law and Jurisdiction

8.12.1      This Agreement shall be governed by, and construed in accordance with, the laws of England and Wales.

8.12.2      Each of the parties hereto irrevocably agrees for the benefit of the other parties hereto that the courts of England shall have jurisdiction to hear and determine any suit, action or proceedings, and to settle any disputes, which may arise out of or in connection with this Agreement (respectively, Proceedings and Disputes) and, for such purposes, each of the parties hereto irrevocably submits to the jurisdiction of such courts.

8.12.3      Each of the parties hereto irrevocably waives any objective which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any Disputes and agrees not to claim that any such court is not a convenient or appropriate forum.

8.12.4                  (a)           Bus hereby agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Clifford Chance Secretaries Limited at its registered office for the time being, who has been appointed by Bus to accept on behalf of Bus service of any Proceedings in England.

(b)           Holding AB hereby agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to Clifford Chance Secretaries Limited, who has been appointed by Holding AB to accept on behalf of Holding AB service of any Proceedings in England.

(c)           The Managers hereby agree that the process by which any Proceedings in England are begun may be served on them by being delivered to Clifford Chance Secretaries Limited, who has been appointed by the Managers to accept on behalf of the Managers service of any Proceedings in England.

(d)           Each Shareholder hereby agrees that the process by which any Proceedings in England are begun may be served on it by being delivered to [•], who has been appointed by such Shareholder to accept on behalf of such Shareholder service of any Proceedings in England.

8.12.5      The submission to the jurisdiction of the courts of England shall not (and shall not be construed so as to) limit the right of any party hereto to take Proceedings against the other parties hereto in any other court of competent jurisdiction, nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction (whether concurrently or not).

IN WITNESS WHEREOF, this Agreement has been signed by the duly authorised representatives of the parties the day and year first above written.

BUS

Signed by For and on behalf of CONCORDIA BUS AB	) ) )	HARALD AERNKVAERN

HOLDING AB

Signed by For and on behalf of CONCORDIA BUS HOLDINGAB	) ) )	HARALD AERNKVAERN

FORMER SUBORDINATED NOTEHOLDERS

Signed by	)	MARC LASRY
For and on behalf of	)
AVENUE EUROPE INTERNATIONAL LTD	)
Address:	)	535 Madison Ave, New York, NY
10022

Signed by	)	MARC LASRY
For and on behalf of	)
AVENUE EUROPE INVESTMENTS L.P.	)
Address:	)	535 Madison Ave, New York, NY
10022

Signed by	)	FIONA POOL
For and on behalf of	)
BANK OF AMERICA SECURITIES LIMITED	)
Address:	)	5 Canada Square, London, E14 5AQ

Signed by	)	JONATHAN WEISS
For and on behalf of	)
BEAR STEARNS & Co. INC	)
Address:	)	383 Madison Ave, New York, NY
10179

Signed by	)	PAUL BROMLEY
For and on behalf of	)
BLUEBAY FUNDS - BLUEBAY HIGH YIELD	)
BOND FUND	)
Address:	)	33 boulevard Prince Henri, B.P. 403,
L-2014, Luxembourg

Signed by	)	PAUL BROMLEY
For and on behalf of	)
THE BLUEBAY HIGH YIELD (MASTER))
FUND LTD	)
Address:	)	PO Box 309 GT, Ugland House, South
Church Street, George Town, Grand
Cayman

Signed by	)	PAUL BROMLEY
For and on behalf of	)
SHINSEA OPPORTUNITY TRUST: BLUEBAY	)
HIGH YIELD SUB-TRUST	)

Address:	) Caladonian Bank & Trust Ltd,
Caladonian House, PO Box 1043 GT
Roys Drive, George Town, Grand
Cayman

Signed by	) PAUL BROMLEY
For and on behalf of	)
PANACEA TRUST: BLUEBAY STRUCTURED	)
HIGH YIELD BOND SUB-TRUST	)
Address:	) Caladonian Bank & Trust Ltd,
Caladonian House, PO Box 1043 GT
Roys Drive, George Town, Grand
Cayman

Signed by	) KIRSTEN WESTENFELDER

) JOHNNY MOUSTEN
For and on behalf of	)
DANSKE BANK INTERNATIONAL S.A.	)
Address:	) 2 Rue du Fosse, L-2011 Luxembourg

Signed by	) M.W. NUNN
For and on behalf of	)
DEEPHAVEN INTERNATIONAL	)
CONVERTIBLE TRADING LIMITED	)
Address:	) Harney, Westwood & Reigels,
) Craigmuir Chambers, P.O. Box 71
) Road Town, Tortola, B.V.I.

Signed by	) JEREMY WRIGLEY
For and on behalf of	)
DIVERSIFIED EUROPEAN CREDIT S.A.	)
Address:	) European Credit Management Ltd,
) 34 Grosvenor Street, London,
) W1K 4QU

Signed by	) JEREMY WRIGLEY
For and on behalf of	)
EUROPEAN CREDIT FUND – SUB FUND	)
DANUBE	)
Address:	) European Credit Management Ltd,
) 34 Grosvenor Street, London,
) W1K 4QU

Signed by	) RICHARD WANE
For and on behalf of	)
FIDELITY INVESTMENTS	)
INTERNATIONAL	)
For and on behalf of	)
FIDELITY FUNDS SICAV – EUROPEAN	)
HIGH YIELD	)
Address:	) Oakhill House, 130 Tonbridge Road,
) Hildenborough, Tonbridge, Kent
) TN11 9DZ

Signed by	) RICHARD WANE
For and on behalf of	)
FIDELITY INVESTMENT SERVICES	)
LIMITED	)
As Authorised Corporate Director for and on	)
behalf of	)
FIDELITY INVESTMENT FUNDS ICVC -)
FIDELITY EXTRA INCOME FUND	)
Address:	) Oakhill House, 130 Tonbridge Road,
) Hildenborough, Tonbridge, Kent
) TN11 9DZ

Signed by	) GIUSEPPE FORNARA
For and on behalf of	)
GIUSEPPE FORNARA	)
Address:	) Via Matteotti, 76, 28077 Prato Sesia,
) Italy

Signed by	) JEREMY WRIGLEY
For and on behalf of	)
FUNDAMENTAL EUROPEAN VALUE S.A.	)
Address:	) European Credit Management Ltd,
) 34 Grosvenor Street, London,
) W1K 4QU

Signed by	) TREVOR PREEDY
For and on behalf of	)
GOLDMAN SACHS INTERNATIONAL	)
Address:	) Peterborough Court, 133 Fleet Street
) London, EC4A 2BB

Signed by	) FARID GARGOUR
For and on behalf of	)
HFS DS EUROPE MASTER TRUST	)

Address:	) 65 Front Street, Hamilton, HM11
) Bermuda

Signed by	) JOHN HENNESSY
For and on behalf of	)
LONE STAR INTERNATIONAL FINANCE	)
LIMITED	)
Address:	) HSBC House, Harcourt Centre,
) Dublin 2, Ireland

Signed by	) MARIO MANSUTTI
For and on behalf of	)
MARIO MANSUTTI	)
Address:	) Via Giovanni XX111 76, 28845
) Domodossola, Italy

Signed by	) DOMINIC P.S. POWELL
For and on behalf of	)
MELCHIOR CDO I S.A.	)
Address:	) 33, Boulevard du Prince Henri,
) L -1724 Luxembourg

Signed by	) LILIANA PAGANO
For and on behalf of	)
LILIANA PAGANO	)
Address:	) Via Matteotti, 76
) 28077 Prato Seisa, Italy

Signed by	) PAUL BROMLEY
For and on behalf of	)
PMI57)
Address:	) Folkstonwegt, 1118 LM Schiphol
) Zuidoost, Netherlands

Signed by	) PAUL BROMLEY
For and on behalf of	)
PT MASTER – 10)
Address:	) Arabella Strasse 27, D – 81925,
) Munich, Germany

Signed by	) FARID GARGOUR
For and on behalf of	)
RAB EUROPEAN HIGH YIELD FUND LTD	)
Address:	) c/o 1 Adam Street, London
) WC2N 6LE

Signed by	) PATRICE COLLIN

) JOEL DUPONT
For and on behalf of	)
SOCIETE GENERALE BANK & TRUST	)
Address:	) 11 avenue Emille Reuter, L-2420
) Luxembourg

Signed by	) MARIA ROSA STEFANONI
For and on behalf of	)
MARIA ROSA STEFANONI	)
Address:	) Via Giovanni XXIII, 76
) 28845 Domodossola, Italy

Signed by	) MARINELLA STEFANONI
For and on behalf of	)
MARINELLA STEFANONI	)
Address:	) Via Giovanni XXIII, 76
) 28845 Domodossola, Italy

Signed by	) RICCARDINA STEFANONI
For and on behalf of	)
RICCARDINA STEFANONI	)
Address:	) Via Giovanni XXIII, 76
) 28845 Domodossola, Italy

Signed by	) DAVID GIBSON
For and on behalf of	)
UBS AG, LONDON BRANCH	)
Address:	) 100 Liverpool Street, London
) EC2M 2RH

Signed by	) G. F. F. VAN ‘T HOF
For and on behalf of	)
VEER PALTHE VOUTE N.V.	)
Address:	) Oosthaven 52, 2801 PE, Gouda
) Netherlands

SHAREHOLDERS’ AGREEMENT SIGNATURE PAGE

The undersigned Former Subordinated Noteholder hereby authorises this Shareholders’ Agreement Signature Page (or a photocopy hereof, which shall be valid for all purposes) to be attached to the Shareholders’ Agreement dated as of 4 October 2005, or counterparts thereof.

Print name of Former Subordinated Noteholder	Signature of Former Subordinated Noteholder, if an individual

By:
If an entity, signature of authorized person signing on such Former Subordinated Noteholders’ behalf.
Record Address of Former Subordinated
Noteholder

Name:
Print Name of authorized person

City, State and Postal Code

Title:
Title of authorized person

Country

SCHEDULE 1

THE MANAGERS

Name	Address

Ragnar Norbäck, CEO Nordic (36%)	Tegnérgatan 45, 2 tr 111 61 Stockholm Sweden

Per Skärgård, CFO Nordic (24%)	Tranholmsvägen 8 178 32 EKERÖ Sweden

Jan Bosaeus, MD Swebus AB (10%)	Kyrkbyvägen 4 197 93 BRO Sweden

Sjur Brenden, MD Ingeniör MO Schöyens Bilcentraler AS (5%)	Risbacken 17 A 0374 Oslo NorwayRisbacken 17 A 0374 Oslo Norway

Tom Ward, MD Concordia Bus Finland Oy AB (5%)	c/o Concordia Bus Finland OY Ab Klovinpellontie 5 02180 Espoo Finland

Per-Erik Ericsson, MD Interbus AB (5%)	Lönnvägen 4 450 33 GRUNDSUND Sweden

Stefan Carlén, MD Swebus Express AB (5%)	Tiljans backe 56 504 52 BORÅS Sweden

SCHEDULE 2

FORM OF DEED OF ADHERENCE

THIS DEED OF ADHERENCE is made the [•] day of [•] 2005 by [Name of Transferee] (the “Covenantor”) and is supplemental to the Shareholders’ Agreement dated [•] day of [•] 2005 and made between all the parties named in the Shareholders’ Agreement.

IT IS AGREED as follows:

Words and expressions defined in the Shareholders’ Agreement shall have the same meaning in this Deed.

The Covenantor confirms that it has been supplied with a copy of the Shareholders’ Agreement and hereby covenants with the parties thereto to perform and be bound by all the terms of the Shareholders’ Agreement to the intent and effect that the Covenantor shall be deemed with effect from the date of this deed to be a party to the Shareholders’ Agreement in the same capacity and with the rights and obligations attributable to the original signatory to the Shareholders’ Agreement from which the interest being transferred derived.

This Deed of Adherence shall be governed by and construed in accordance with the law of England and Wales.

IN WITNESS whereof we have executed and delivered this Deed of Adherence as a deed on the date appearing at the head of this document.

EXECUTED AS A DEED

By [Name of Transferee]	)
acting by	)
)

director

director/secretary